                                                                 Exhibit 10.1.21

                            BEACON POWER CORPORATION
                             WOBURN INDUSTRIAL PARK
                                 6D GILL STREET
                                WOBURN, MA 01801

January 6, 2000

Dr. Ricardo Farnes
TLER Associates

Dear Dr. Farnes,

Beacon Power Corporation (Beacon) is pleased to grant TLER Associates (TLER) the right to distribute and sell Beacon's flywheel energy storage systems within Mexico. Subject to the meeting of agreed upon performance objectives, TLER will retain this right for a period of five years, which can be renewed by the joint agreement of TLER and Beacon. Beacon can cancel this right if TLER does not meet agreed upon performance objectives set annually. Beacon will provide TLER a written notice of its intent to cancel and will give TLER 90 days to meet its performance objectives. If TLER has not met its performance objectives within 90 days of notice, Beacon can at its sole option cancel TLER's right to distribute and sell Beacon flywheel energy storage systems.

Sincerely,

/s/ William Stanton

William Stanton
President and CEO

cc: Maureen Lister
    John Doherty